PARENTS AND SUBSIDIARIES OF REGISTRANT

Name of Company	State or Country of Corporation

Wm. Wrigley Jr. Company	Delaware
Companies included in consolidation - all 100% owned by Parent Company:
Northwestern Flavors, Inc.	Illinois
L. A. Dreyfus Company	Delaware
Four-Ten Corporation	Illinois
Amurol Confections Company	Illinois
Wrigley Enterprises, Inc.	Delaware
Wrigley Manufacturing Company, LLC	Illinois
Wrigley Sales Company	Delaware
The Wrigley Company Pty. Limited	Australia
Wrigley Austria Ges.m.b.H.	Austria
Wrigley Bulgaria EOOD	Bulgaria
Wrigley Canada	Canada
Wrigley (Cayman) Ltd.	Cayman Islands
Wrigley Chewing Gum Co. Ltd.	People's Republic of China
Wrigley Taiwan Limited	Republic of China
Wrigley Croatia d.o.o.	Croatia
Wrigley s.r.o.	Czech Republic
The Wrigley Company Limited	England
Wrigley France SNC	France
Wrigley GmbH	Germany
Wrigley B.V.	Holland
Wrigley Europa B.V.	Holland
The Wrigley Company (H.K.) Limited	Hong Kong
Wrigley Hungaria, Kft.	Hungary
Wrigley India Private Limited	India
Wrigley Israel Ltd.	Israel
Wrigley & Company Ltd., Japan	Japan
The Wrigley Company (E.A.) Ltd.	Kenya
The Wrigley Company (Malaysia) Sdn. Bhd.	Malaysia
The Wrigley Company (N.Z.) Limited	New Zealand
Wrigley Philippines, Inc.	Philippines
Wrigley Poland Sp. zo.o	Poland
Wrigley Romania Produse Zaharoase SRL	Romania
OOO Wrigley	Russia
Wrigley Slovakia, s.r.o.	Slovakia
Wrigley d.o.o.	Slovenia
Wrigley Co., S.A.	Spain
Wrigley Gida Ticaret Limited Sirketi	Turkey
Wrigley Middle East FZCo.	Dubai, UAE
Companies included in consolidation, which are owned by wholly-owned associated companies of the Parent Company:
100% owned by The Wrigley Company Limited, England Wrigley Scandinavia AB	Sweden
100% owned by Wrigley Scandinavia, AB Sweden OY Wrigley Scandinavia Ab	Finland
Wrigley Scandinavia AS	Norway
100% owned by The Wrigley Company Pty. Limited, Australia The Wrigley Company (P.N.G.) Ltd.	Papua, New Guinea

NOTE:	The list above excludes 100% owned subsidiaries which are primarily inactive and taken singly, or as a group, do not constitute significant subsidiaries.